OM GROUP, INC.

Amended and Restated 2007 Incentive Compensation Plan

1.	Purpose

The purpose of this Amended and Restated 2007 Incentive Compensation Plan (the “Plan”) is to advance the long-term interests of OM Group, Inc. (the “Corporation”) by
(i) motivating key personnel by means of incentive compensation,
(ii) furthering the identity of interests of participants with those of the stockholders of the Corporation through the ownership and performance of the common stock of the Corporation, and
(iii) permitting the Corporation to attract and retain key personnel and directors whose judgment is important to the successful conduct of the business of the Corporation.
Toward this objective, the Committee may grant awards to key personnel of the Corporation and its subsidiaries and to non-employee directors of the Corporation, on the terms and subject to the conditions set forth in this Plan.

2.	Definitions

2.1  “Award” means any form of stock option, stock appreciation right, restricted stock award, phantom stock or restricted stock unit award, or performance bonus granted pursuant to the provisions of this Plan.
2.2  “Award Agreement” means a written document evidencing an Award granted pursuant to this Plan and establishing the terms, conditions, restrictions and limitations applicable to such Award. To the extent an Award Agreement is inconsistent with the terms of this Plan, unless otherwise provided in such Award Agreement, this Plan shall govern the rights of the Participant.
2.3  “Board” means the Board of Directors of the Corporation.
2.4  “Change in Control” means any one or more of the following:
(i) The Corporation is merged, consolidated or reorganized into or with another corporation or other legal person, and immediately after such merger, consolidation or reorganization less than fifty percent (50%) of the combined voting power of the then-outstanding securities of such corporation or person immediately after such transaction are held directly or indirectly in the aggregate by the holders of voting shares of the Corporation immediately prior to such transaction;
(ii) The Corporation sells all or substantially all of its assets to any other corporation or other legal person, and less than fifty percent (50%) of the combined voting power of the then-outstanding securities of such corporation or person immediately after such sale are held directly or indirectly in the aggregate by the holders of voting shares of the Corporation immediately prior to such sale;

(iii) Any person or group of persons (as the term “person” is used in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act), becomes the beneficial owner (as the term “beneficial owner” is defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act) of securities (a) representing 50% or more of the issued and outstanding shares of the Corporation or (b) possessing the power to elect a majority of the Board of the Corporation, except that any acquisition directly from the Corporation, any acquisition by the Corporation, or any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any Subsidiary shall not constitute a Change in Control;
(iv) The Corporation files a report or proxy statement with the Securities and Exchange Commission pursuant to the Exchange Act disclosing in response to an item of Form 8-K or Schedule 14A (or any successor schedule, form or report or item therein) that a Change in Control of the Corporation has occurred;
(v) The stockholders of the Corporation approve the liquidation or dissolution of the Corporation; or
(vi) If during any period of two consecutive years, individuals who at the beginning of any such period constitute the Board cease for any reason to constitute at least a majority of the Board, provided that each director who is first elected, or first nominated for election by the Corporation's stockholders, by a vote of at least two-thirds of the directors of the Corporation (or a committee of the Board) then still in office who were directors of the Corporation at the beginning of any such period will be deemed to have been a director of the Corporation at the beginning of such period.
Notwithstanding anything else in this Plan, a “Change in Control” shall not include any change for reasons of bankruptcy, insolvency, or otherwise for the benefit of the creditors of the Corporation or, if applicable, a Subsidiary of the Corporation.
2.5  “Code” means the Internal Revenue Code of 1986, as amended from time to time.
2.6  “Committee” means the Compensation Committee of the Board, or such other committee designated by the Board, authorized to administer the Plan, composed of not fewer than two directors, each of whom shall be “a Non-Employee Director” under Rule 16b-3 of the Exchange Act or any successor rule or statute and shall be an “outside director” for purposes of Section 162(m) of the Code or any successor rule or statute.
2.7  “Common Stock” means common stock, par value $.01, of the Corporation.
2.8  “Exchange Act” means the Securities Exchange Act of 1934, as amended.
2.9 “Fair Market Value” means, as of any particular date, the average of the high and low sales prices for a share of Common Stock as reported for that date on the Stock Exchange, or if there are no sales on such date, on the next preceding trading day during which a sale occurred. If there is no regular public trading market for the Common Stock, then the fair market value per share shall be the fair market value as determined in good faith by the Committee. The Committee is authorized to adopt another fair market value pricing method provided such method is stated in the Award Agreement and is in compliance with the fair market value pricing rules set forth in Section 409A of the Code.
2.10  “Key Employee” means an employee of the Corporation or a Subsidiary who holds a position of responsibility in a managerial, administrative or professional capacity and whose performance, as determined by the Committee in the exercise of its sole and absolute discretion, makes appropriate the grant of an Award under this Plan.
2.11  “Non-Employee Director” means any director of the Corporation who is not an employee of the Corporation.

2.12  “Participant” means any individual to whom an Award has been granted by the Committee under this Plan.
2.13  “Stock Exchange” means the New York Stock Exchange or, if the Common Stock is no longer traded on the New York Stock Exchange, such other market price reporting system on which the Common Stock is traded or quoted and is designated by the Committee after it determines that such other exchange is both reliable and reasonably accessible.
2.14  “Subsidiary” means a corporation or other business entity in which the Corporation directly or indirectly has an ownership interest of fifty percent or more.

3.	Administration

The Plan shall be administered by the Committee except as otherwise expressly provided in this Plan. Subject to the express provisions of this Plan, the Committee shall have the conclusive authority to construe and interpret this Plan and any Award Agreement under this Plan and to establish, amend and rescind policies and procedures for the administration of this Plan and shall have such additional authority as the Board may from time to time determine to be necessary or desirable.
In addition, in order to enable employees who are foreign nationals or employed outside the United States, or both, to receive Awards under this Plan, the Committee may adopt such policies, Award Agreements and subplans as are necessary or advisable, in the opinion of the Committee, to effectuate the purposes of the Plan.

4.	Eligibility

Any Key Employee or Non-Employee Director is eligible to become a Participant in this Plan.

5.	Available Shares

5.1  Aggregate Number of Shares.  The aggregate number of shares of Common Stock of the Corporation as to which Awards may be made under this Plan (including any annual stock issuances made to Non-Employee Directors pursuant to Section 11) shall be 3,000,000, subject to adjustment as provided in this Plan. Such shares may be made available from authorized and unissued shares of the Corporation or from shares that have been reacquired by the Corporation and held as treasury shares.
Notwithstanding the foregoing, subject to adjustment as provided in this Plan,
(i) the number of shares subject to Awards made to any one person in any calendar year shall not exceed 250,000; and
(ii) the total number of shares subject to Awards that are other than stock option and stock appreciation rights Awards made under this Plan shall not exceed 1,500,000.
5.2 Limit on Incentive Stock Options. Notwithstanding any provision of this Plan to the contrary and subject to adjustment as provided in this Plan, the aggregate number of shares of Common Stock actually issued or transferred by the Company upon the exercise of incentive stock options, within the meaning of Section 422 of the Code, will not exceed 3,000,000.
5.3  Shares Covered by Awards.  For purposes of calculating the number of shares of Common Stock deemed to be granted under this Plan, each Award, in whatever form, shall be deemed to be a grant of a number of shares of Common Stock equal to the number of shares represented by the stock options, stock appreciation rights, shares of restricted stock, shares of phantom stock or restricted stock units set forth in the Award, except that:
(i) in the case of any Award as to which the exercise of one right nullifies the exercisability of another, the number of shares deemed to have been granted shall be the maximum number of shares (and/or cash equivalents) that could have been acquired upon the maximum exercise or settlement of the Award; and
(ii) in the case of any performance-based Award that provides for payments in excess of 100% of the number of shares set forth in the Award Agreement, the number of shares granted shall be deemed to be the maximum number of shares (and/or the cash equivalent) issuable under the Award at the highest level of performance.
5.4  Use and Re-grant Availability of Shares.  For purposes of calculating the number of shares of Common Stock available for Awards under this Plan,
(i) any Award or portion of an Award that has been settled by the payment of cash shall be deemed to have used the number of shares covered by the Award;
(ii) any shares subject to any Award that is forfeited or otherwise terminated without the issuance of shares or payment of other consideration shall again be available for issuance under this Plan;
(iii) if shares of Common Stock are tendered or otherwise used in payment of the exercise price of a stock option, the total number of shares of Common Stock covered by the stock option being exercised will reduce the aggregate plan limit described in Section 5.1 above;
(iv) any shares of Common Stock withheld by the Corporation to satisfy the tax withholding obligation will reduce the aggregate plan limit described in Section 5.1 above;
(v) the number of shares of Common Stock covered by an stock appreciation right, to the extent that the stock appreciation right is exercised and settled in Common Stock, and whether or not all shares of Common Stock covered by the stock appreciation right are actually issued to the Participant upon exercise of the stock appreciation right, will be considered issued or transferred pursuant to this Plan; and
(vi) in the event that the Corporation repurchases Common Stock with stock option proceeds, those shares of Common Stock will not be added to the aggregate plan limit described in Section 5.1 above.

6.	Participation

The Committee shall select, from time to time, those Key Employees and Non-Employee Directors who shall be Participants in the Plan and shall determine the type or types of Awards to be made to each Participant. The terms, conditions and restrictions of each Award shall be set forth in an Award Agreement in a form approved by the Committee.

7.	Stock Options

7.1  Grants.  Awards may be granted in the form of stock options. Stock options may be incentive stock options within the meaning of Section 422 of the Code or non-statutory stock options (i.e., stock options that are not incentive stock options), or a combination of both, or any particular type of tax-

advantaged option authorized by the Code from time to time.
7.2  Terms and Conditions of Options.  An option shall be exercisable in whole or in such installments and at such times as may be determined by the Committee, provided that no stock option shall be exercisable more than ten years after the date of grant. The exercise price of a stock option shall be established by the Committee, but such price shall not be less than the per share fair market value of the Common Stock, as determined by the Committee, on the date of the grant of the stock option, subject to adjustment as provided in Sections 17 and 18.
7.3  Restrictions Relating to Incentive Stock Options.  Stock options issued in the form of incentive stock options shall, in addition to being subject to all applicable terms, conditions, restrictions and limitations established by the Committee, comply with Section 422 of the Code. Incentive stock options shall be granted only to full-time employees of the Corporation and its Subsidiaries within the meaning of Section 424 of the Code. The aggregate fair market value (determined as of the date the option is granted) of shares with respect to which incentive stock options are exercisable for the first time by an individual during any calendar year (under this Plan or any other plan of the Corporation or any Subsidiary that provides for the granting of incentive stock options) may not exceed $100,000 or such other number as may be applicable under the Code from time to time. Any incentive stock option that is granted to any employee who is, at the time the option is granted, deemed for purposes of Section 422 of the Code or any successor provision, to own shares of the Corporation possessing more than ten percent of the total combined voting power of all classes of shares of the Corporation or of a parent or subsidiary of the Corporation, shall have an option exercise price that is at least 110% of the fair market value of the shares at the date of grant and shall not be exercisable after the expiration of five years from the date it is granted.
7.4  Additional Terms and Conditions.  The Board may, in the Award Agreement or otherwise, establish such other terms, conditions, restrictions or limitations on any stock option Award as it considers appropriate, provided they are not inconsistent with this Plan, including provisions relating to:
(i) the vesting of such option;
(ii) payments to be made by the Participant at the time of exercise of such option relating to any taxes associated with such exercise;
(iii) any requirement imposed on the Participant to retain the Common Stock acquired upon exercise of such option; and
(iv) the exercisability of such options upon the cessation of employment or service as a director.
7.5  Payment.  Upon exercise, a participant may pay the exercise price of a stock option in cash or shares of Common Stock, or a combination of cash and shares of Common Stock, or such other consideration as the Committee may deem appropriate. The Committee shall establish appropriate methods for accepting Common Stock and may impose such conditions as it deems appropriate on the use of such Common Stock to exercise a stock option.

8.	Stock Appreciation Rights

8.1  Grants.  Awards may be granted in the form of stock appreciation rights (“SARs”). SARs shall entitle the recipient to receive a payment equal to the appreciation in market value of a stated number of shares of Common Stock from the price stated in the Award Agreement (which price may not be less than the fair market value of the Common Stock on the date of grant of the SAR) to the market value of the Common Stock on the date of exercise or surrender. An SAR may be granted in tandem with all or a portion of a related stock option under the Plan (“Tandem SARs”) or may be granted separately

(“Freestanding SARs”).
8.2  Terms and Conditions of Tandem SARs.  Subject to the limitations contained in the preceding paragraph, a Tandem SAR shall be exercisable to the extent, and only to the extent, that the related stock option is exercisable. Upon exercise of a Tandem SAR as to some or all of the shares covered by an Award, the related stock option shall be cancelled automatically to the extent of the number of SARs exercised, and such shares shall not be eligible for re-grant under this Plan.
8.3  Terms and Conditions of Freestanding SARs.  Freestanding SARs shall be exercisable in whole or in such installments and at such times as may be determined by the Committee, provided that no Freestanding SAR shall be exercisable more than ten years after the date of grant. The base price of a Freestanding SAR also shall be determined by the Committee, provided that such price shall not be less that the fair market value of the Common Stock, as determined by the Committee, on the date of the grant of the Freestanding SAR.
8.4  Deemed Exercise.  The Committee may provide that an SAR shall be deemed to be exercised at the close of business on the scheduled expiration date of such SAR, if at such time the SAR by its terms is otherwise exercisable and, if so exercised, would result in a payment to the Participant.
8.5  Additional Terms and Conditions.  The Committee may, in the Award Agreement or otherwise, establish such other terms, conditions, restrictions or limitations on any SAR Award as it considers appropriate, provided that they are not inconsistent with this Plan.

9.	Restricted Stock Awards

9.1  Grants.  Awards may be granted in the form of restricted stock Awards, in such numbers and at such times as the Committee shall determine.
9.2  Award Restrictions.  Restricted stock Awards shall be subject to such terms, conditions, restrictions or limitations as the Committee deems appropriate, provided they are not inconsistent with this Plan, including restrictions on vesting and transferability, forfeiture provisions, requirements of continued employment or service as a director, individual performance or the financial performance of the Corporation or a segment or identified business of the Corporation. Notwithstanding the foregoing, the vesting schedule for restricted stock Awards must at a minimum be (i) for three years for shares that vest based upon continued employment or service as a director, and (ii) for one year for shares that vest based upon individual performance or the financial performance of the Corporation or a segment or identified business of the Corporation in accordance with performance criteria established by the Committee as described in Section 9.5 of this Plan.
9.3  Rights as Shareholders.  During the period in which any shares of Common Stock are subject to any of the conditions, restrictions or limitations referenced in the preceding paragraph, the Committee may, in its discretion, grant to the Participant to whom such restricted shares have been awarded all or any of the rights of a stockholder with respect to such shares, including the right to vote such shares and to receive dividends paid on shares of Common Stock.
9.4  Evidence of Award.  Any restricted stock Award granted under this Plan may be evidenced in such manner as the Committee deems appropriate, including book-entry registration or issuance of a stock certificate or certificates.
9.5  Performance Criteria.  In the event that restricted stock Awards are granted subject to the financial performance of the Corporation, such restricted stock Awards shall be earned upon the satisfaction of such performance targets related to such performance periods as are established by the

Committee at the time of grant. The Committee may establish performance targets in terms of any or all of the following:  sales, sales growth, gross margins, operating profit, operating profit growth, net income, net income growth, earnings per share, growth in earnings per share, EBITDA, cash flow per share, total stockholder returns, return on equity, return on invested capital, return on net assets employed, common stock price or common stock price appreciation. Performance targets may utilize various combinations of or changes in any of the above measures, or may utilize any one or more of the above measures as relates to an identified business or segment of the Corporation's operations or as relates to the performance of the Corporation as compared to other entities. Performance targets applicable to restricted stock Awards may vary from Award to Award and from Participant to Participant. When determining whether performance targets have been attained, the Committee shall have the discretion to make adjustments to take into account extraordinary or nonrecurring items or events, or unusual nonrecurring gains or losses identified in the Corporation's financial statements, provided such adjustments are made in a manner consistent with Section 162(m) of the Code (to the extent applicable). To the extent appropriate, restricted stock Awards that are made to Participants subject to Section 162(m) of the Code are intended to qualify under Section 162(m) and the Committee shall interpret the terms of such Awards in a manner consistent with that intent.

10.	Phantom Stock and Restricted Stock Units

10.1  Grants.  Awards may be granted in the form of phantom stock or restricted stock unit Awards. Such Awards shall entitle the Participant to receive the market value or the appreciation in value of an equivalent number of shares of Common Stock on a settlement date determined by the Committee.
10.2  Additional Terms and Conditions.  The Committee may, in the Award Agreement or otherwise, establish such other terms, conditions, restrictions or limitations on any Award of phantom stock or restricted stock units as it considers appropriate, provided they are not inconsistent with this Plan, including restrictions on vesting and transferability, forfeiture provisions, requirements of continued employment or service as a director, individual performance or the financial performance of the Corporation or a segment or identified business of the Corporation. Notwithstanding the foregoing, the minimum vesting schedule requirements set forth in Section 9.2 of this Plan shall apply to any time-based or performance-based phantom stock or restricted stock unit Awards. The provisions of Section 9.5 of this Plan shall be applicable to phantom stock or restricted stock unit Awards that are subject to the financial performance of the Corporation or a segment or identified business of the Corporation.

11.	Annual Stock Issuance to Non-Employee Directors

Each Non-Employee Director may receive all or any portion of his or her annual compensation as a Non-Employee Director in the form of Common Stock, as determined annually by the Board. The Board shall have the absolute discretion to determine the amount, if any, of Non-Employee Director annual compensation that shall be paid in the form of Common Stock in any year, which may vary from year to year. Any shares of Common Stock that are determined by the Board to be issuable pursuant to this Section shall be issued to Non-Employee Directors as promptly as practicable following the measurement date for any installment(s) of such annual compensation being paid in whole or in part in Common Stock, as determined by the Board. The measurement date should be the last business day of the relevant quarter for which compensation is being paid in Common Stock, and for purposes of determining the number of shares of Common Stock to be issued, shares shall be valued at the average of the high and low sale price of Common Stock on the New York Stock Exchange on the applicable measurement date for such installment or installments. No fractional shares of Common Stock shall be issued, and any fractional shares so calculated shall be paid in cash. No Award Agreement need be executed with respect to any stock issuances to Non-Employee Directors pursuant to this Section.

12.	Annual Incentive Awards

The Committee is responsible for administering the annual incentive program of the Corporation, which provides annual bonus opportunities to certain employees of the Corporation and its Subsidiaries. The Committee shall select, from time to time, those employees of the Corporation and its Subsidiaries who shall participate in the annual incentive program for a particular year and shall determine the annual bonus opportunity available for each employee so selected. Annual bonus opportunities shall be based upon such factors and subject to such terms and conditions as shall be provided in the annual incentive program for a particular year, which may include satisfaction of corporate performance goals, segment or identified business performance goals and individual objectives. To the extent that annual bonus opportunities are determined for any employee to be subject to the financial performance of the Corporation or a segment or identified business of the Corporation (a “performance bonus”), such performance bonus shall be earned upon the satisfaction of such performance targets as are established by the Committee in its administration of the annual incentive program, which performance targets shall be one or more of the performance targets set forth in Section 9.5 of this Plan. The provisions of Section 9.5 of this Plan shall be applicable to annual bonus opportunities that are subject to the financial performance of the Corporation or a segment or identified business of the Corporation, such that performance bonus awards made to employees subject to Section 162(m) of the Code are intended to qualify under Section 162(m) to the extent appropriate. The Committee shall interpret the terms of such awards in a manner consistent with that intent to the extent appropriate. The maximum dollar amount of any performance bonus payable to an employee in any calendar year is $10,000,000.

13.	Payment of Awards

Except as otherwise provided in this Plan, Award Agreements may provide that, at the discretion of the Committee, payment of Awards may be made in cash, Common Stock, a combination of cash and Common Stock, or any other form of property as the Committee shall determine. Further, the terms of Award Agreements may provide for payment of Awards in the form of a lump sum or installments, as determined by the Committee. All payments of Awards shall be made in a manner consistent with the requirements of Section 409A of the Code.

14.	Dividends and Dividend Equivalents

If an Award is granted in the form of a restricted stock Award or a phantom stock or restricted stock unit Award, the Committee may choose, at the time of the grant of the Award, to include as part of such Award an entitlement to receive dividends or dividend equivalents, subject to such terms, conditions, restrictions or limitations as the Committee may establish. Dividends and dividend equivalents shall be paid in such form and manner and at such times as the Committee shall determine; provided, however, that dividends and dividend equivalents paid on performance-based Awards will be deferred until and paid contingent upon the achievement of the applicable performance criteria applicable to such Awards. All dividends or dividend equivalents that are not paid currently may, at the Committee's discretion, accrue interest or be reinvested into additional shares of Common Stock.

15.	Termination of Employment or Service as Director

The Committee may adopt administrative policies and procedures and/or provide in Award Agreements with respect to the rights under an Award of a Participant who ceases to be employed by either the Corporation or a Subsidiary or ceases to be a director of the Corporation, whether because of death, disability, resignation, termination or retirement pursuant to an established retirement plan or policy of the Corporation or of the applicable Subsidiary. All such administrative policies and procedures shall comply with the requirements of Section 409A of the Code.

16.	Assignment and Transfer

Subject to Section 29.2, the rights and interests of a Participant under the Plan or an Award may not be assigned, encumbered or transferred other than, in the event of the death of a Participant, by will or the laws of descent and distribution, or other than in accordance with a domestic relations order or comparable order that is issued and is applicable to the Participant.

17.	Adjustments

In the event of any change in the outstanding shares of Common Stock by reason of any reorganization, recapitalization, stock split, stock dividend, combination or exchange of shares, merger, consolidation or any change in the corporate structure or shares of the Corporation, the maximum aggregate number and class of shares as to which Awards may be granted under the Plan (as well as the limitations upon the number of shares that may be the subject of Awards to any individual in a calendar year and the aggregate number of shares subject to Awards other than stock options and SARs) and the number and class of shares issuable pursuant to then-outstanding Awards (together with the exercise price of any outstanding stock option or SAR) shall be appropriately adjusted by the Committee, whose determination shall be final. Moreover, in the event of any such transaction or event or in the event of a Change in Control, the Committee, in its sole discretion, may provide in substitution for any or all outstanding Awards under this Plan such alternative consideration (including cash), if any, as it, in good faith, may determine to be equitable in the circumstances and may require in connection therewith the surrender of all Awards so replaced in a manner that complies with Section 409A of the Code. In addition, for each stock option or stock appreciation right with an exercise price or base price greater than the consideration offered in connection with any such transaction or event or Change in Control, the Committee may in its sole discretion elect to cancel such stock option or stock appreciation right without any payment to the person holding such stock option or appreciation right.

18.	Extraordinary Distributions and Pro Rata Repurchases

In the event the Corporation shall at any time when an Award is outstanding make an Extraordinary Distribution (as defined below) in respect of Common Stock or effect a Pro Rata Repurchase of Common Stock (as defined below), the Committee shall consider the economic impact of the Extraordinary Distribution or Pro Rata Repurchase on Participants and make such adjustments as it deems equitable under the circumstances. The determination of the Committee shall, subject to revision by the Board, be final and binding upon all Participants.
As used in this Plan, the term “Extraordinary Distribution” means any dividend or other distribution of
(i) cash, where the aggregate amount of such cash dividend or distribution together with the amount of all cash dividends and distributions made during the preceding twelve months, when combined with the aggregate amount of all Pro Rata Repurchases (for this purpose, including only that portion of the aggregate purchase price of such Pro Rata Repurchases that is in excess of the fair market value of the Common Stock repurchased during such twelve-month period), exceeds ten percent of the aggregate fair market value of all shares of Common Stock outstanding on the record date for determining the stockholders entitled to receive such Extraordinary Distribution, or
(ii) any shares of capital stock of the Corporation (other than shares of Common Stock), other securities of the Corporation, evidences of indebtedness of the Corporation or any other person or any other property (including shares of any Subsidiary of the Corporation), or any combination of such items.
As used in this Plan, “Pro Rata Repurchase” means any purchase of shares of Common Stock by the Corporation or any Subsidiary pursuant to any tender offer or exchange offer, whether or not subject to Section 13(e) of the Exchange Act or any successor provision of law, or pursuant to any other offer available to substantially all holders of Common Stock, provided that no purchase of shares of Common Stock made by the Corporation or any Subsidiary in open market transactions shall be deemed to be a Pro Rata Repurchase.

19.	Withholding Taxes

The Corporation or the applicable Subsidiary shall be entitled to deduct from any payment under this Plan, regardless of the form of such payment, the amount of all applicable income and employment taxes required by law to be withheld with respect to such payment or may require the Participant to pay to it such taxes prior to and as a condition of the making of such payment. The Committee may allow a Participant to pay the amount of taxes required by law to be withheld from an Award by withholding from any payment of Common Stock due as a result of such Award, or by permitting the Participant to deliver to the Corporation, shares of Common Stock having a fair market value, as determined by the Committee, equal to the amount of such required withholding taxes.

20.	Noncompetition Provision

Unless the Award Agreement specifies otherwise, a Participant shall forfeit all unexercised, unearned or unvested Awards if
(i) in the opinion of the Committee, the Participant, without the written consent of the Corporation, engages directly or indirectly in any manner or capacity as principal, agent, partner, officer, director, employee or otherwise in any business or activity competitive with the business conducted by the Corporation or any Subsidiary; or
(ii) the Participant performs any act or engages in any activity that in the opinion of the Committee is detrimental to the best interests of the Corporation.

21.	Regulatory Approvals and Listings

Notwithstanding anything contained in this Plan to the contrary, the Corporation shall have no obligation to issue or deliver certificates of Common Stock evidencing restricted stock Awards or any other Award payable in Common Stock prior to
(i) the obtaining of any approval from any governmental agency that the Corporation shall, in its sole discretion, determine to be necessary or advisable,
(ii) the admission of such shares to listing on the Stock Exchange, and
(iii) the completion of any registration or other qualification of such shares under any state or federal law or ruling of any governmental body that the Corporation shall, in its sole discretion, determine to be necessary or advisable.

22.	No Right to Continued Employment or Grants

Participation in this Plan shall not give any Key Employee any right to remain in the employ of the Corporation or any Subsidiary. The Corporation or, in the case of employment with a Subsidiary, the Subsidiary, reserves the right to terminate the employment of any Key Employee at any time. The adoption of this Plan shall not be deemed to give any Key Employee or any other individual any right to be selected as a Participant, to be granted any Awards under this Plan or if granted an Award in any year, to receive Awards in any subsequent year.

23.	Amendment

The Board reserves the right to amend, suspend or terminate this Plan at any time, subject to any applicable requirements for stockholder approval imposed by the Stock Exchange or any law or regulation. The Committee may amend the terms of any outstanding Award, but no such amendment may impair the rights of any Participant without his or her consent or amend the terms of any Award that is intended to qualify as performance-based compensation under Section 162(m) of the Code so as to increase the amount otherwise payable under the Award.

24.	Governing Law

The Plan shall be governed by and construed in accordance with the laws of the State of Ohio.

25.	Change in Control

25.1  Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Phantom Stock or Restricted Stock Units. In the event of a Change in Control, unless otherwise determined by the Committee consistent with Section 17 hereof or set forth in an Award Agreement or as provided in an individual severance or employment agreement to which a Participant is a party, the following acceleration, exercisability and valuation provisions will apply:
(i) Upon a Change in Control, each then-outstanding stock option and SAR will become fully vested and exercisable and the restrictions applicable to each outstanding Award of restricted stock,

phantom stock or restricted stock units will lapse and such Award will be fully vested (with any applicable performance targets deemed to have been achieved at the target level as of the date of such vesting), except to the extent that an award meeting the requirements of Section 25.1(ii) (a “Replacement Award”) is provided to the Participant holding such Award in accordance with Section 25.1 of the Plan to replace or adjust such outstanding Award (a “Replaced Award”).
(ii) An award meets the conditions of this Section 25.1(ii) (and hence qualifies as a Replacement Award) if (a) it is of the same type (e.g., stock option for stock option, restricted stock award for restricted stock Award, restricted stock unit for restricted stock unit Award, etc.) as the Replaced Award, (b) it has a value at least equal to the value of the Replaced Award, (c) it relates to publicly traded equity securities of the Corporation or its successor in the Change in Control or another entity that is affiliated with the Corporation or its successor following the Change in Control, (d) if the Participant holding the Replaced Award is subject to U.S. federal income tax under the Code, the tax consequences to such Participant under the Code of the Replacement Award are not less favorable to such Participant than the tax consequences of the Replaced Award, and (e) its other terms and conditions are not less favorable to the Participant holding the Replaced Award than the terms and conditions of the Replaced Award (including the provisions that would apply in the event of a subsequent Change in Control). A Replacement Award may be granted only to the extent it conforms to the requirements of Treasury Regulation 1.409A-3(i)(5)(iv)(B) or otherwise does not result in the Replaced Award or Replacement Award failing to comply with or ceasing to be exempt from Section 409A of the Code. Without limiting the generality of the foregoing, the Replacement Award may take the form of a continuation of the Replaced Award if the requirements of the preceding two sentences are satisfied. The determination of whether the conditions of this Section 25.1(ii) are satisfied will be made in good faith by the Committee, as constituted immediately before the Change in Control, in its sole discretion. Without limiting the generality of the foregoing, the Committee may determine, in good faith, the value of awards and Replacement Awards.
(iii) Upon an Involuntary Termination during the period of two years after a Change in Control of a Participant holding Replacement Awards (a) all Replacement Awards held by the Participant will become fully vested and, if applicable, exercisable and free of restrictions (with any applicable performance targets deemed to have been achieved at a target level as of the date of such vesting), and (b) all stock options and stock appreciation rights held by the Participant immediately before such termination of employment that the Participant also held as of the date of the Change in Control or that constitute Replacement Awards will remain exercisable for a period of 90 days following such Involuntary Termination or until the expiration of the stated term of such stock options or stock appreciation rights, whichever period is shorter (provided, however, that if the applicable award agreement provides for a longer period of exercisability, that provision will control). Section 25.1 of the Plan will be applicable only to the extent specifically provided in the Award Agreement and only to the extent it would not result in the Replaced Award or Replacement Award failing to comply with or ceasing to be exempt from Section 409A of the Code.
(iv) For purposes of this Section 25.1, “Involuntary Termination” means termination by the Corporation of a Participant's employment by the Corporation without Cause or termination by the Participant for Good Reason. For avoidance of doubt, an Involuntary Termination shall not include either (a) a termination of the Participant's employment by the Corporation for Cause or due to the Participant's death, Disability, retirement or voluntary resignation; or (b) the transfer of the Participant from the Corporation to any of its affiliates. If the Participant is transferred to an affiliate, references to the “Corporation” herein shall be deemed to include the applicable affiliate to which the Participant is transferred.
(v) For purposes of this Section 25.1, “Cause” has the meaning set forth in the Participant's employment, change in control, or severance agreement, as applicable, or otherwise means (a) the Participant's gross negligence or serious misconduct (including, without limitation, any criminal, fraudulent or dishonest conduct) that is or may be injurious to the Corporation or any Subsidiary, or (b) the Participant being convicted of, or entering a plea of nolo contendere to, any crime that constitutes a felony or involves moral turpitude, or (c) the Participant's breach of a written agreement between the Participant and the Corporation or any Subsidiary, or (d) the Participant's willful and continued failure to perform the Participant's duties on behalf of the Corporation or any Subsidiary; or (e) the Participant's material breach of a written policy of the Corporation or any Subsidiary.
(vi) For purposes of this Section 25.1, “Good Reason” means (unless otherwise provided in an Award Agreement) (a) a material change in the geographic location at which the Participant must perform the Participant's services (which shall in no event include a relocation of the Participant's current principal place of business to a location less than 50 miles away) from the geographic location immediately prior to the Change of Control, (b) a material diminution in the Participant's base compensation from the level immediately prior to the Change of Control, or (c) a material diminution in the Participant's authority, duties, or responsibilities from the level immediately prior to the Change of Control; provided, that no termination shall be deemed to be for Good Reason unless (x) the Participant provides the Corporation with written notice setting forth the specific facts or circumstances constituting Good Reason within ninety (90) days after the initial existence of the occurrence of such facts or circumstances, (y) the Corporation has failed to cure such facts or circumstances within thirty (30) days of its receipt of such written notice, and (z) the effective date of the termination for Good Reason occurs no later than one hundred fifty (150) days after the initial existence of the facts or circumstances constituting Good Reason.
(vii) For purposes of this Section 25.1, the Participant shall be considered to have a “Disability” if the Participant has qualified for a long-term disability benefit under a disability plan or program of the Company, or in the absence of a disability plan or program of the Company, under a government-sponsored disability program, and is “disabled” within the meaning of Section 409A(a)(2)(C) of the Code.
25.2  Annual Incentive Awards.  To the extent that the Committee has determined bonus opportunities for employees under the annual incentive program of the Corporation based upon the financial performance of the Corporation or a segment or identified business of the Corporation, in the event of a Change in Control, all performance targets shall conclusively be deemed to have been satisfied at the target level. In addition, all individual objectives related to bonus opportunities shall conclusively be deemed to have been satisfied. In the event of a Change in Control:
(i) employees participating in the annual incentive program shall be entitled to receive payment of bonuses on the basis described above, and such bonuses shall be paid by the Corporation immediately upon the occurrence of such Change in Control, subject to any prior election by the employee to defer such bonus in accordance with Section 409A of the Code; and
(ii) after the payment provided for in (i) above, such employees shall have no further rights to bonus payments under such annual incentive plan.
25.3  Miscellaneous.  Upon a Change in Control, no action shall be taken that would adversely affect the rights of any Participant or the operation of this Plan with respect to any Award to which the Participant may have become entitled under this Plan on or prior to the date of the Change in Control or to which the Participant may become entitled as a result of such Change in Control.

26.	No Rights as Stockholder or Interest in Corporation Assets

No Participant shall have any rights as a stockholder as a result of participation in this Plan except as provided in this Plan. To the extent any person acquires a right to receive payments from the Corporation under this Plan, such rights shall be no greater than the rights of an unsecured creditor of the Corporation.

27.	Payment by Subsidiaries

Settlement of Awards to employees of Subsidiaries shall be made by and at the expense of such Subsidiary. Except as prohibited by law, if any portion of an Award is to be settled in shares of Common Stock, the Corporation shall sell and transfer to the Subsidiary, and the Subsidiary shall purchase, the number of shares necessary to settle that portion of the Award.

28.	Term of Plan

This Plan shall become effective upon adoption of the Plan by the Board, provided that such effectiveness shall be subject to the approval of the stockholders of the Corporation. Awards may be granted under this Plan at any time prior to ten years from the adoption of the Plan by the Board, at which time the Plan shall expire but without affecting any Awards then outstanding.

29.	Compliance with Section 409A of the Code.

29.1  To the extent applicable, it is intended that this Plan and any grants made hereunder comply with the provisions of Section 409A of the Code, so that the income inclusion provisions of Section 409A(a)(1) of the Code do not apply to the Participants. This Plan and any grants made hereunder will be interpreted in a manner consistent with this intent. Any reference in this Plan to Section 409A of the Code will also include any regulations or any other formal guidance promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service.
29.2  Neither a Participant nor any of a Participant's creditors or beneficiaries will have the right to subject any deferred compensation (within the meaning of Section 409A of the Code) payable under this Plan and grants hereunder to any anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment. Except as permitted under Section 409A of the Code, any deferred compensation (within the meaning of Section 409A of the Code) payable to a Participant or for a Participant's benefit under this Plan and grants hereunder may not be reduced by, or offset against, any amount owing by a Participant to the Corporation or any of its Subsidiaries.
29.3  If, at the time of a Participant's separation from service (within the meaning of Section 409A of the Code), (i) the Participant will be a specified employee (within the meaning of Section 409A of the Code and using the identification methodology selected by the Corporation from time to time) and (ii) the Corporation makes a good faith determination that an amount payable hereunder constitutes deferred compensation (within the meaning of Section 409A of the Code) the payment of which is required to be delayed pursuant to the six-month delay rule set forth in Section 409A of the Code in order to avoid taxes or penalties under Section 409A of the Code, then the Corporation will not pay such amount on the otherwise scheduled payment date but will instead pay it, without interest, on the first day of the seventh month after such separation from service or if earlier, the date of the Participant's death.
29.4  Notwithstanding any provision of this Plan and grants hereunder to the contrary, in light of the uncertainty with respect to the proper application of Section 409A of the Code, the Corporation reserves the right to make amendments to this Plan and grants hereunder as the Corporation deems necessary or desirable to avoid the imposition of taxes or penalties under Section 409A of the Code. In any case, a Participant will be solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on a Participant or for a Participant's account in connection with this Plan and grants hereunder (including any taxes and penalties under Section 409A of the Code), and neither the Corporation nor any of its affiliates will have any obligation to indemnify or otherwise hold a Participant harmless from any or all of such taxes or penalties.

30	No Repricing.

Except in connection with a corporate transaction or event described in Section 17 or 25 of this Plan, the terms of outstanding Awards may not be amended to reduce the exercise price of outstanding stock options or the base price of outstanding SARs, or cancel outstanding stock options or SARs in exchange for cash, other Awards or stock options or SARs with an exercise price or base price, as applicable, that is less than the exercise price of the original stock options or base price of the original SARs, as applicable, without shareholder approval. This Section 30 is intended to prohibit the repricing of “underwater” stock options and SARs and will not be construed to prohibit the adjustments provided for in Section 17 or 25 of this Plan. Notwithstanding any provision of this Plan to the contrary, this Section 30 may not be amended without approval by the Company's shareholders.